                                                                    EXHIBIT 3.21



================================================================================






                       -----------------------------------

                               BI ACQUISITION, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                       -----------------------------------









                           Dated as of August 18, 1999



================================================================================

                                Table of Contents
                                -----------------


                                                                                                               Page
ARTICLE 1

         GENERAL..................................................................................................1
         1.1      Definitions.....................................................................................1
                  -----------
         1.2      Construction....................................................................................4
                  ------------

ARTICLE 2

         ORGANIZATION.............................................................................................5
         2.1      Formation.......................................................................................5
                  ---------
         2.2      Name............................................................................................5
                  ----
         2.3      Registered Office and Registered Agent..........................................................5
                  --------------------------------------
         2.4      Term............................................................................................5
                  ----
         2.5      Purposes and Powers.............................................................................6
                  -------------------

ARTICLE 3

         UNITS; MEMBERSHIP........................................................................................6
         3.1      Units Generally; Membership Interests...........................................................6
                  -------------------------------------
         3.2      Authorization and Issuance of Units.............................................................6
                  -----------------------------------
         3.3      Unit Certificates...............................................................................6
                  -----------------
         3.4      Issuance of Units...............................................................................7
                  -----------------
         3.5      New Members from the Issuance of Units..........................................................7
                  --------------------------------------

ARTICLE 4

         CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS...............................................................7
         4.1      Capital Contributions...........................................................................7
                  ---------------------
         4.2      Capital Accounts................................................................................8
                  ----------------
         4.3      Negative Capital Accounts.......................................................................9
                  -------------------------
         4.4      No Withdrawal...................................................................................9
                  -------------
         4.5      Loans From Members..............................................................................9
                  ------------------
         4.6      Status of Capital Contributions.................................................................9
                  -------------------------------

ARTICLE 5

         ALLOCATIONS OF PROFITS AND LOSSES ......................................................................10
         5.1      Allocation of Profits and Losses...............................................................10
                  --------------------------------
         5.2      Regulatory and Special Allocations.............................................................10
                  ----------------------------------
         5.3      Curative Allocations...........................................................................11
                  --------------------
         5.4      Tax Allocations................................................................................11
                  ---------------

                                      (i)


ARTICLE 6

         DISTRIBUTIONS ..........................................................................................12
         6.1      Generally......................................................................................12
                  ---------
         6.2      Distributions..................................................................................12
                  -------------

ARTICLE 7

         MANAGEMENT OF THE COMPANY...............................................................................13
         7.1      Board of Directors.............................................................................13
                  ------------------
         7.2      Officers.......................................................................................15
                  --------
         7.3      Fiduciary Duties...............................................................................16
                  ----------------
         7.4      Performance of Duties; Liability of Directors and Officers.....................................16
                  ----------------------------------------------------------
         7.5      Indemnification................................................................................16
                  ---------------

ARTICLE 8

         MEMBERS; VOTING RIGHTS..................................................................................17
         8.1      Meetings of Members............................................................................17
                  -------------------
         8.2      Voting Rights..................................................................................18
                  -------------
         8.3      Registered Members.............................................................................18
                  ------------------
         8.4      Limitation of Liability........................................................................18
                  -----------------------
         8.5      Withdraw; Resignation..........................................................................18
                  ---------------------
         8.6      Authority......................................................................................18
                  ---------

ARTICLE 9

         TAXES...................................................................................................19
         9.1      Tax Status.....................................................................................19
                  ----------

ARTICLE 10

         TRANSFER OF UNITS.......................................................................................19
         10.1     Restrictions...................................................................................19
                  ------------
         10.2     General Restrictions on Transfer...............................................................19
                  --------------------------------
         10.3     Procedure for Transfers........................................................................19
                  -----------------------
         10.4     Legend.........................................................................................20
                  ------
         10.5     Limitations....................................................................................21
                  -----------
         10.6     Pledge of Units................................................................................21
                  ---------------

ARTICLE 11

         DISSOLUTION AND LIQUIDATION.............................................................................21
         11.1     Dissolution....................................................................................21
                  -----------

                                      (ii)

         11.2     Liquidation....................................................................................22
                  -----------

ARTICLE 12

         GENERAL/MISCELLANEOUS PROVISIONS........................................................................23
         12.1     Notices........................................................................................23
                  -------
         12.2     Governing Law..................................................................................23
                  -------------
         12.3     Entire Agreement...............................................................................23
                  ----------------
         12.4     Effect of Waiver or Consent....................................................................24
                  ---------------------------
         12.5     Amendment or Modification......................................................................24
                  -------------------------
         12.6     Binding Effect.................................................................................24
                  --------------
         12.7     Counterparts...................................................................................24
                  ------------
         12.8     Severability...................................................................................24
                  ------------
         12.9     Headings.......................................................................................24
                  --------
         12.10    Further Assurances.............................................................................24
                  ------------------
         12.11    Specific Performance; Remedies.................................................................24
                  ------------------------------

                                     (iii)

                               BI ACQUISITION, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

         This LIMITED LIABILITY COMPANY AGREEMENT of BI Acquisition, LLC (the "Company"), is made as of August18, 1999, by Muzak LLC, a Delaware limited
 -------
liability company, as sole member ("Muzak").
                                    -----

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member hereby agrees as follows:

                                    ARTICLE 1

                                     GENERAL

         1.1    Definitions. For purposes of this Agreement, the following terms
                -----------
shall have the following meanings:

                "Adjusted Capital Account Deficit" means, with respect to any
                 --------------------------------
Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

                (i) Crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2
         (g)(1), and 1.704-2(i); and

                (ii) Debiting to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                "Agreement" means this Limited Liability Company Agreement, as
                 ---------
originally executed and as may be amended, modified, supplemented or restated from time to time.

                "Bankruptcy" means, with respect to a Member, (i) that such
                 ----------
Member has (A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Member an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties; (ii) 120 days have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 90 days have elapsed since the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 90 days after the expiration of such stay.

                "Book Value" means, with respect to any Company property, the
                 ----------
Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)C(g); provided that the Book Value of each asset of the Company shall be adjusted as of the date of this Agreement pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) in a manner determined by the Board so that the aggregate Book Value of the Company's assets (net of the Company's liabilities) as of such date is equal to the aggregate initial Capital Account balances of the Members (immediately after the Member's Capital Contribution is made).

                "Capital Account" means the capital account maintained for a
                 ---------------
Member pursuant to Section 4.2.

                "Capital Contribution" means the cash and/or agreed fair
                 --------------------
market value of any asset or property of any nature contributed by a Member to the Company pursuant to the provisions of this Agreement.

                "Certificate" means the Certificate of Formation, as such
                 -----------
Certificate of Formation may be amended, supplemented or restated from time to time.

                "Code" means the Internal Revenue Code of 1986, as amended from
                 ----
time to time.

                "Common Unit" means a Unit having the rights and obligations
                 -----------
specified with respect to "Common Units" in this Agreement.

                "Company Minimum Gain" has the meaning set forth for
                 --------------------
"partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

                "Delaware Act" means the Delaware Limited Liability Company Act,
                 ------------
as the same may be amended from time to time.

                "Liquidating Distribution" means any distribution pursuant to
                 ------------------------
Section 11.2 hereof.

                "Majority of the Board" means, at any time, a combination of
                 ---------------------
any of the then Directors constituting more than fifty percent (50%) of the number of Directors who are then elected and qualified.

                "Majority in Voting Interest" means, at any time, a Member or
                 ---------------------------
Members which own a majority of the Voting Units outstanding at such time.

                "Member Minimum Gain" with respect to each Member Nonrecourse
                 -------------------
Debt, means the amount of Company Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

                "Member Nonrecourse Debt" has the meaning set forth in
                 -----------------------
Treasury Regulation Section 1.704-2(b)(4), substituting the term "Company" for the term "partnership" and the term "Member" for the term "partner" as the context requires.

                "Member Nonrecourse Deduction" has the meaning set forth in
                 ----------------------------
Treasury Regulation Section 1.704-2(i), substituting the term "Member" for the term "partner" as the context requires.

                "Members" means each Person identified on the Member Schedule
                 -------
as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the "members" (as that term is defined in the Delaware Act) of the Company.

                "Membership Interest" means the interest acquired by a Member
                 -------------------
in the Company, including such Member's right (based on the type and class of Unit or Units held by such Member), if any, (a) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Company, (b) to a distributive share of the assets of the Company, (c) to vote on, consent to or otherwise participate in any decision of the Members, and
(d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

                "Nonrecourse Deductions" has the meaning set forth in Treasury
                 ----------------------
Regulation Section 1.704-2(b) (substituting the term "Company" for the term "partnership" as the context requires).

                "Person" means an individual, a partnership, a corporation, a
                 ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

                "Public Offering" means an underwritten public offering and
                 ---------------
sale of Common Units pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

                "Public Sale" means any sale of Registered Securities to the
                 -----------
public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

                "Restricted Securities" means (a) all Units issued by the
                 ---------------------
Company and (b) any securities issued with respect to, or in exchange for, the Units referred to in clause (a) above in connection with a conversion, combination of units or shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been Transferred pursuant to a Public Sale.

                "Securities Act" means the Securities Act of 1933, as amended
                 --------------
from time to time.

                "Subsidiary" means, with respect to any Person, any corporation,
                 ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, limited liability company, association or other business entity.

                "Taxable Year" means the Company's taxable year ending on or
                 ------------
about December 31 (or part thereof in the case of the Company's first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).

                "Transfer" means any direct or indirect sale, transfer,
                 --------
conveyance, assignment, hypothecation, gift, delivery or other disposition (other than a pledge).

                "Treasury Regulations" shall mean that except where the
                 --------------------
context indicates otherwise, the final, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

                "Unit" means a unit representing a fractional part of the
                 ----
Membership Interests of all of the Unitholders and shall include all types and classes of Units; provided that any type or class of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the Membership Interests represented by such type or class of Unit shall be determined in accordance with such designations, preferences and/or special rights.

                "Unitholder" means with respect to any Unit, the record holder
                 ----------
thereof as evidenced on the Member Schedule.

                "Voting Units" means the Common Units.
                 ------------

         1.2    Construction. Whenever the context requires, the gender of all
                ------------
words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

                                    ARTICLE 2

                                  ORGANIZATION

         2.1    Formation.
                ---------

                (a) The Company was formed upon the filing of the Certificate of Formation of the Company (the "Certificate of Formation") with the Secretary
                                  ------------------------
of State of the State of Delaware on July 23, 1999, pursuant to the Delaware Act. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

                (b) Any officer of the Company as an "authorized person" within the meaning of the Delaware Act, shall, at any time he or she becomes aware that any statement in the Certificate was false when made, that any matter described therein has changed making the Certificate false in any material respect, or that the applicable Members have approved an amendment to the Certificate in accordance with the terms hereof, promptly execute, deliver and file any and all amendments thereto and restatements thereof in accordance with the Delaware Act.

                (c) At the time the Company has more than one Member, the Company shall be treated as a partnership for federal, foreign, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

         2.2    Name. The name of the Company is "BI Acquisition, LLC" or such
                ----
other name or names as the Board may from time to time designate; provided, that the name shall always contain the words "Limited Liability Company", "LLC" or "L.L.C."

         2.3    Registered Office and Registered Agent. The Company's registered
                --------------------------------------
office shall be at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805, and the name of its initial registered agent at such address shall be Corporation Service Company.

         2.4    Term. The term of existence of the Company shall be perpetual
                ----
from the date the Certificate of Formation was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

         2.5    Purposes and Powers. The purposes and character of the business
                -------------------
of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.


                                    ARTICLE 3

                                UNITS; MEMBERSHIP

         3.1   Units Generally; Membership Interests. The Membership Interests
               -------------------------------------
of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types or classes, with each type or class having the rights and privileges, including voting rights, if any, set forth in this Agreement. The Secretary of the Company shall maintain a schedule of all Members from time to time, their respective mailing addresses and the Units held by them (as the same may be amended, modified or supplemented from time to time, the "Member Schedule"), a copy of which as of the date hereof is attached hereto as
 ---------------
Schedule A. The Members shall have no interest in the Company other than the
----------
interests conferred by this Agreement and represented by the Units, which shall be deemed to be personal property giving only the rights conferred by this Agreement. Ownership of a Unit (or fraction thereof) shall not entitle a Unitholder to call for a partition or division of any property of the Company or for any accounting.

         3.2    Authorization and Issuance of Units.
                -----------------------------------

                (a)   Common Units. The Company hereby authorizes the issuance
                      ------------
of Common Units, 100 of which shall be issued on the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

                (b)   Additional Units. Except as expressly provided by this
                      ----------------
Agreement, the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Units.

         3.3    Unit Certificates.
                -----------------

                (a) The Units are securities governed by Article 8 of the Uniform Commercial Code (the "UCC"), shall be represented by certificates and
                              ---
are "certificated securities" as defined in

Article 8 of the UCC. Each such certificate shall be signed by an officer of the Company, certifying the number of Units owned by the holder of such Units and stating the type and class of such Units. All certificates for each type and class of Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, with the number, type and class of Units and date of issue, shall be entered on the books of the Company and, until such Units are transferred on the books of the Company (including the Member Schedule), such Person shall be deemed to be the owner of such Units for all purposes. Units shall only be transferred on the books of the Company (including the Member Schedule) by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. In that event, provided all other conditions to transfer have been met, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books (including the Member Schedule).

                (b) Any officer of the Company may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), such officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         3.4    Issuance of Units. The Company (with the approval of the Board)
                -----------------
shall have the right to issue any authorized but unissued Units; provided, that the Company shall not issue any Units to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section 3.5 hereof.

         3.5    New Members from the Issuance of Units. In order for a Person
                --------------------------------------
to be admitted as a Member of the Company pursuant to the issuance of Units to such Person such Person shall have executed and delivered to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Member Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Units.

                                    ARTICLE 4

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         4.1    Capital Contributions.
                ---------------------

                (a) Muzak, the sole Member of the Company as of the date hereof, is deemed to have made all of the Capital Contributions made to the Company on or prior to the date hereof and is deemed to own the number, type and class of Units in the amounts set forth opposite such Member's name on the Member Schedule as in effect on the date hereof.

                (b) At any time the Members may make additional Capital Contributions to the Company provided that any such additional Capital Contributions are made by all Members pro rata based upon the number of the then issued and outstanding Common Units. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any other cash or any property of the Company.

         4.2    Capital Accounts.
                ----------------

                (a)   Maintenance Rules. The Company shall maintain for each
                      -----------------
Member a separate capital account (a "Capital Account") in accordance with this
                                      ---------------
Section 4.2(a), which shall control the division of assets upon liquidation of the Company to the extent provided in Section 11.2(b)(iii). Each Capital Account shall be maintained in accordance with the following provisions:

                      (i) Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Member to the Company pursuant to this Agreement, such Member's allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Member pursuant to Section 5.2 or Section 5.3, and the amount of any liabilities of the Company assumed by such Member or which are secured by any property distributed to such Member.

                      (ii) Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Member pursuant to this Agreement, such Member's allocable share of Losses and any items of in the nature of deductions or losses which are specially allocated to such Member pursuant to Section 5.2 or Section 5.3, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                      (iii) If all or any portion of a Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit (or portion thereof).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

                (b)   Definition of Profits and Losses. "Profits" and "Losses"
                      --------------------------------   -------       ------
mean, for each Taxable Year or other period, an amount equal to the Company's taxable income or loss for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (i) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                      (ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section
                1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                      (iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                      (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                      (v) To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation
                Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

         4.3    Negative Capital Accounts. If any Member has a deficit balance
                -------------------------
in its Capital Account, such Member shall have no obligation to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, and such negative balance shall not be considered an asset of the Company or of any Member.

         4.4    No Withdrawal. No Member shall be entitled to withdraw any part
                -------------
of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

         4.5    Loans From Members.  Loans by Members to the Company shall not
                ------------------
be considered Capital Contributions.

         4.6    Status of Capital Contributions.
                -------------------------------

                (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.

                (b) Except as otherwise provided herein and by applicable state law, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.


                                    ARTICLE 5

                        ALLOCATIONS OF PROFITS AND LOSSES

         5.1    Allocation of Profits and Losses.
                --------------------------------

                (a)   Allocation of Profits. After giving effect to the
                      ---------------------
allocations set forth in Section 5.2 and Section 5.3, Profits for any Taxable Year (or other period) shall be allocated to the Members pro rata (based upon the number of Common Units) in accordance with their ownership of Common Units.

                (b)   Allocation of Losses. After giving effect to the
                      --------------------
allocations set forth in Section 5.2 and Section 5.3, Losses for any Taxable Year (or other period) shall be allocated to the Members pro rata (based upon the number of Common Units) in accordance with their ownership of Common Units.

         5.2    Regulatory and Special Allocations.  Notwithstanding the
                ----------------------------------
provisions of Section 5.1:

                (a) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Profits (if the adjustment increases the basis of the asset) or Losses (if the adjustment decreases such basis) and such Profits or Losses shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                (b) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Member shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation
Section 1.704-2(f) and shall be interpreted consistently therewith.

                (c) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                (d) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Profits shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                (e)   The allocations set forth in paragraphs (a), (b), (c) and
(d) above (the "Regulatory Allocations") are intended to comply with certain
                ----------------------
requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article 4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

         5.3   Curative Allocations. If the Board determines, after consultation
               --------------------
with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this
Article 5 (an "unallocated item"), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Members' economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a "misallocated item"), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Member that would be affected thereby (which consent no such Member may unreasonably withhold) and provided further that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

         5.4    Tax Allocations.
                ---------------

                (a) All income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credits shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                (b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

                (c) If the Book Value of any Company property is adjusted pursuant to Section 4.2, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

                (d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

                (e) Allocations pursuant to this Section 5.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, distributions or other items pursuant to any provisions of this Agreement.


                                    ARTICLE 6

                                  DISTRIBUTIONS

         6.1    Generally.
                ---------

                (a) Subject to Section 6.2, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

                (b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 18-607 of the Delaware Act or other applicable law or if such distribution would violate any of the Company's debt financing agreements or any debt financing agreement of which the Company is a guarantor.

         6.2    Distributions. Except as provided in Section 11.2(b),
                -------------
distributions to be made by the Company on any date shall be made to the Members (with such distribution to the Members to be divided among such Members pro rata in accordance with their Common Units).


                                    ARTICLE 7

                            MANAGEMENT OF THE COMPANY

         7.1    Board of Directors.
                ------------------

                (a)   Establishment. There is hereby established a committee
                      -------------
(the "Board") comprised of natural persons (the "Directors") having the
      -----                                      ---------
authority and duties set forth in this Agreement. Each Director shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a majority of the votes of the then Directors. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company. Each Director shall be a "manager" (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware.

                (b)   Powers. The business and affairs of the Company shall be
                      ------
managed by or under the direction of the Board.

                (c)   Number of Directors; Term of Office. The authorized number
                      -----------------------------------
of Directors shall, as of the date hereof, continue to be one Director and, hereafter, the authorized number of Directors may be increased or decreased by the Board. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by vote of the Members and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

                      (i) Holders of a majority of the outstanding Voting Units may remove, with or without cause, any Director and fill the vacancy. Vacancies caused by any such removal by the Members and not filled by the Members at the meeting at which such removal shall have been made or pursuant to the applicable written consent of the Members, may be filled by a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

                      (ii) A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the Members of a newly created Directorship) and not filled by the Members may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

                (d)   Meetings of the Board. The Board shall meet at such time
                      ---------------------
and at such place (either within or without the State of Delaware) as the Board may designate. Special meetings of the Board shall be held on the call of any Director upon at least four (4) days (if the meeting is to be held in person) or two (2) days (if the meeting is to be held by telephone communications) oral or written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

                      (i)    Conduct of Meetings. Any meeting of the Directors
                             -------------------
                may be held in person or telephonically.

                      (ii)   Quorum. A Majority of the Board shall constitute
                             ------
                a quorum of the Board for purposes of conducting business. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy.

                      (iii)  Attendance and Waiver of Notice. Attendance of
                             -------------------------------
                a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                      (iv)   Actions Without a Meeting. Notwithstanding any
                             -------------------------
                provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a Majority of the Board, or such greater number of the Directors that would be necessary to take such action at a meeting of the Board.

                (e)   Compensation of the Directors. Directors, as such, shall
                      -----------------------------
not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority in Voting Interest. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing contained in this Agreement shall be construed to preclude any Director from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation for such service.

                (f)   Appointment of Director. Royce Yudkoff is hereby
                      -----------------------
designated as the Director of the Company until his successor has been duly appointed and qualified, or until his earlier death, resignation or removal in accordance with the terms and conditions of this Agreement.

         7.2    Officers.
                --------

                (a)   Appointment of Officers. The Board shall appoint
                      -----------------------
individuals as officers ("officers") of the Company, which shall include (i) a
                          --------
Chief Executive Officer, (ii) a Treasurer, (iii) a Secretary and (iv) such other officers (such as a President or any number of Vice Presidents) as the Board deems advisable. No officer need be a Member or a Director. An individual can be appointed to more than one office. Each officer of the Company shall be a "manager" (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The officers of the Company as of the date hereof are listed on the attached Schedule B.
         ----------

                (b)   Duties of Officers Generally. Under the direction of and,
                      ----------------------------
at all times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as he or she deems necessary or appropriate to accomplish the foregoing. In addition, the officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Chief Executive Officer shall have the power and authority to delegate to any agents or employees of the Company rights and powers of officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the Chief Executive Officer may deem appropriate from time to time.

                (c)   Authority of Officers. Subject to Section 7.2(b), any
                      ---------------------
officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Company.

                (d)   Removal, Resignation and Filling of Vacancy of Officers.
                      -------------------------------------------------------
The Board may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

                (e)   Compensation of Officers. The officers shall be entitled
                      ------------------------
to receive compensation from the Company as determined by the Board.

                (f)   Chief Executive Officer. Under the direction of and, at
                      -----------------------
all times, subject to the authority of the Board, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

                (g)   Treasurer. The Treasurer shall keep and maintain, or cause
                      ---------
to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The Treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

                (h)   Secretary. The Secretary shall (i) keep the minutes of the
                      ---------
meetings of the Members and the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Member; (v) have general charge of the Members Schedule; and (vi) in general perform all duties incident to the office of a secretary of a company. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

         7.3    Fiduciary Duties. The Directors, in the performance of their
                ----------------
duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware. The officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.

         7.4    Performance of Duties; Liability of Directors and Officers. In
                ----------------------------------------------------------
performing his or her duties, each of the Directors and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more officers or employees of the Company; (b) any attorney, independent accountant, or other Person employed or engaged by the Company; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Director or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an Director or an officer of the Company or any combination of the foregoing.

         7.5    Indemnification. Notwithstanding Section 7.3, the Directors and
                ---------------
officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided that (a) such Director's or officer's course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and (b) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 7.5 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by Delaware General Corporation Law regarding a corporation's indemnification of its directors and officers and will be in addition to any rights to which the Directors or officer may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this
Section 7.5. Each Director's and each officer's right to indemnification pursuant to this Section 7.5 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 7.5 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.


                                    ARTICLE 8

                             MEMBERS; VOTING RIGHTS

         8.1    Meetings of Members.
                -------------------

                (a)   Generally. Meetings of the Members may be called by the
                      ---------
Board or by a Member or Members holding not less than 50% of the then outstanding Voting Units. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board or Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.

                (b)   Notice of Meetings of Members. Written or printed notice
                      -----------------------------
stating the place, day and hour of the meeting shall be delivered not fewer than 2 days before the date of the meeting, either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the business day prior to the date of the meeting, to each holder of Voting Units (with a copy to the Secretary of the Company), by or at the direction of the Member(s) calling the meeting or the Board, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).

                (c)   Quorum. Except as otherwise provided herein or by
                      ------
applicable law, at any time, a majority of the then outstanding Voting Units, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members which own a majority of the then outstanding Voting Units shall be present or represented. Except as otherwise required by applicable law, resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a majority of the Voting Units represented and entitled to vote at such meeting at which a quorum is present.

                (d)   Actions Without a Meeting. Unless otherwise prohibited by
                      -------------------------
law, any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Member or Members holding not less than a majority of the then outstanding Voting Units and such consent or consents are delivered to the Secretary of the Company. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of a Member or Members.

         8.2   Voting Rights. Except as specifically provided herein or
               -------------
otherwise required by applicable law, each Member shall be entitled to one vote per Voting Unit held by such Member. A Member which owns Voting Units may vote or be present at a meeting either in person or by proxy. There will be no cumulative voting in the election or removal of Directors.

         8.3   Registered Members. The Company shall be entitled to treat the
               ------------------
owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

         8.4   Limitation of Liability. Except as otherwise provided in the
               -----------------------
Delaware Act or in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract, tort or otherwise. Except as otherwise provided in the Delaware Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. No Member will have any responsibility to restore any negative balance in his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Delaware Act or other applicable law.

         8.5   Withdraw; Resignation. A Member shall not cease to be a Member
               ---------------------
as a result of the Bankruptcy of such Member. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

         8.6   Authority. No Member, in its capacity as a Member, shall have the
               ---------
power to act for or on behalf of, or to bind the Company.


                                    ARTICLE 9

                                      TAXES

         9.1   Tax Status. The Members intend that at the time, if any, that the
               ----------
Company has more than one Member, the Company be treated as a partnership for federal, foreign, state and local income tax purposes and the Company and each Member shall file all tax returns on the basis consistent therewith.


                                   ARTICLE 10

                                TRANSFER OF UNITS

         10.1   Restrictions. Each Member acknowledges and agrees that such
                ------------
Member shall not Transfer any Unit(s) except in accordance with the provisions of this Article 10. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer on its books or treat any purported transferee as the owner of such Unit(s) for any purpose.

         10.2   General Restrictions on Transfer.
                --------------------------------

                (a) Notwithstanding anything to the contrary in this Agreement, no transferee of any Unit(s) received pursuant to a Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who shall automatically become a Member with respect to any additional Units they so acquire) shall become a Member in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless a Person is admitted as a Member as set forth in Section 10.3(a).

                (b) Following a Transfer of any Unit(s) that is permitted under this Article 10, the transferee of such Unit(s) shall succeed to the Capital Account associated with such Unit(s) and shall receive allocations and distributions under Articles 4, 5, 6 and 11 in respect of such Unit(s).

                (c) Any Member who Transfers all of his or its Units (i) shall cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.

         10.3   Procedure for Transfers. Subject in all events to the general
                -----------------------
restrictions on Transfers contained in Sections 10.1 and 10.2, a Member may Transfer all or any part of his or its Units in accordance with this Section 10.3.

                (a) No Transfer of Unit(s) may be completed until the prospective transferee is admitted as a Member of the Company by executing and delivering to the Secretary of the Company a written undertaken to be bound by the terms and conditions of this Agreement substantially in the form of
Exhibit A hereto. Upon the amendment of the Member Schedule by the Secretary of
---------
the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Units in the name of such prospective transferee.

                (b) Unless waived by the Company, no Member may Transfer any Restricted Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 10.4(b).

         10.4   Legend.
                ------

                (a) The certificates representing the Units will bear the following legend:

                "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE ISSUER AND ITS MEMBERS. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                (b) Each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities (if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth above from the certificates for such Restricted Securities; provided, that such Restricted Securities are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

         10.5   Limitations.
                -----------

                (a) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred if such Transfer would result in the Company having more than 100 "beneficial owners" as defined and determined by the Investment Company Act of 1940, as amended from time to time.

                (b) In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by the Company (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

         10.6   Pledge of Units.
                ---------------

                (a) Notwithstanding anything contained herein to the contrary, any Member shall have the ability to pledge any Unit(s) owned by such Member and such pledge shall not be a "Transfer" of such Unit(s) for purposes of this Agreement.

                (b)   Upon the Transfer of Units owned by Muzak pursuant to
Section 7.2 of the Pledge and Security Agreement, dated as of March 18, 1999 (the "Pledge Agreement"), among Muzak, Muzak Holdings LLC, certain subsidiaries
      ----------------
of Muzak, and Canadian Imperial Bank of Commerce (the "Administrative Agent"),
                                                       --------------------
as such Pledge Agreement may be amended and restated from time to time, and without need for any further action or notice under this Agreement, the transferee of such Units shall be admitted as a Member of the Company and shall acquire all right, title and interest in such Units, including all rights under this Agreement, and Muzak shall be withdrawn as a Member hereunder and shall have no further right, title or interest in such Units or under this Agreement.

                                   ARTICLE 11

                           DISSOLUTION AND LIQUIDATION

         11.1   Dissolution. The Company shall be dissolved and its affairs
                -----------
wound up only upon the happening of any of the following events:

                (a) the sale or other disposition by the Company of all or substantially all of the assets it then owns;

                (b) the written consent of Members holding greater than a majority of the outstanding Common Units; or

                (c)   the entry of a decree of judicial dissolution under
(S)18-802 of the Delaware Act.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 11.2 and the Certificate shall have been cancelled.

         11.2   Liquidation.
                -----------

                (a) Upon dissolution of the Company, a liquidator or liquidating committee appointed by the Board shall be the liquidator (the "Liquidator"). The Liquidator shall be entitled to receive such compensation for
 ----------
its services as may be approved by the Board. The Liquidator shall agree not to resign at any time without 30 days prior written notice. Except as expressly provided in this Article 11, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the officers of the Company under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein.

                (b) The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                      (i) the payment to the creditors of the Company, including Members, in order of priority provided by law;

                      (ii) to establish or add to such reserves as the Liquidator may deem necessary or appropriate; and

                      (iii) to the Members (with such distribution to the Members to be divided among such Members pro rata in accordance with their Common Units).

The reserves established pursuant to subparagraph (ii) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Members in the priorities set forth in this
Section 11.2(b).

                (c) The Members shall not be responsible for restoring any negative balance in their Capital Accounts upon termination or dissolution of the Company.

                (d) In any termination or dissolution of the Company, the Company may distribute the assets of the Company to Members in cash, ratably in kind or any combination thereof. Each distribution in kind of property pursuant to Section 11.2(b)(iii) shall be distributed based upon the fair market value of such property. If a Liquidating Distribution is made both in cash and in kind, such Liquidating Distribution shall be made so that, to the fullest extent practicable, the percentage of cash and any other assets distributed with respect to each type of Unit is identical.

                (e) Distributions upon liquidation of the Company (or any Member's interest in the Company) and related adjustments shall be made by the end of the Taxable Year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b), including requirements (2) and (3) thereof.

                (f) Upon completion of the distribution of the assets of the Company as provided in Section 11.2(b) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

                (g) Each Member hereby waives any rights to partition of the assets of the Company.


                                   ARTICLE 12

                        GENERAL/MISCELLANEOUS PROVISIONS

         12.1   Notices. Except as expressly set forth to the contrary in this
                -------
Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on the Member Schedule or such other address (or facsimile number) as that Member may specify by notice to the Secretary of the Company. Any notice, request or consent to the Company must be given to the Secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         12.2   Governing Law. This Agreement and the rights of the parties
                -------------
hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

         12.3   Entire Agreement. This Agreement constitute the entire
                ----------------
agreement of the parties thereto relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written. This Agreement amends and restates the Original Agreement in its entirety.

         12.4   Effect of Waiver or Consent. A waiver or consent, express or
                ---------------------------
implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         12.5   Amendment or Modification. This Agreement and the Certificate
                -------------------------
may be amended or modified from time to time, only by the prior approval of the holders of no less than a majority of the then outstanding Common Units.

         12.6   Binding Effect. Subject to the restrictions on Transfers set
                --------------
forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

         12.7   Counterparts. This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.

         12.8   Severability. Each provision of this Agreement shall be
                ------------
considered severable and if for any reason any provision or provisions herein
(a) are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid or (b) would cause any Member to be bound by the obligations of the Company under the laws of any state or locale as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

         12.9   Headings. All section headings or captions contained in this
                --------
Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

         12.10  Further Assurances. The Members will execute and deliver such
                ------------------
further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

         12.11  Specific Performance; Remedies. The Company and the Members
                ------------------------------
shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement. No remedy conferred upon or reserved to the Company or any Member by this Agreement is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Company or any Member hereunder or now or hereafter existing at law or in equity or by statute.

                                    * * * * *

         IN WITNESS WHEREOF, this Limited Liability Company Agreement has been duly executed on the day and year first above written.


                                       MUZAK LLC


                                       By:
                                            ------------------------------------
                                            Name:  Robert MacInnis
                                            Title: Vice President

                                                                     Schedule A
                                                                     ----------


                                    Muzak LLC
                             (as of August 18, 1999)



                                                              Common
        Name of Member                                        Units
----------------------------                                  ------

Muzak LLC
                                                                 100
                                                              ------

         Totals                                                  100
                                                              ======





                              Addresses of Members
                              --------------------

1.       Muzak LLC
         2901 Third Avenue, Suite 400
         Seattle, Washington  98121
         Attention:  President

                                                                      Exhibit A
                                                                      ---------


                               FORM OF JOINDER TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

         THIS JOINDER to the Limited Liability Company Agreement of BI Acquisition, LLC, a Delaware limited liability company (the "Company"), dated as
                                                             -------
of July 23, 1999, as amended or restated from time to time, by and among and the Members of the Company (the "Agreement"), is made and entered into as of
                             ---------
_________ by and between the Company and ________________ ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

         WHEREAS, on the date hereof, Holder has acquired Common Units from _____________ and the Agreement and the Company require Holder, as a holder of such Common Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

     1.  Agreement to be Bound. Holder hereby agrees that upon execution of
         ---------------------
this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof.

     2.  Member Schedule. For purposes of the Member Schedule, the address of
         ---------------
the Holder is as follows:

                        [Name]
                        [Address]

     3.  Governing Law. This Agreement and the rights of the parties hereunder
         -------------
shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

     4.  Descriptive Headings. The descriptive headings of this Joinder are
         --------------------
inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.


                                       MUZAK LLC


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       [HOLDER]


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     SCHEDULE B
                                                                     ----------



                         Officers of BI Acquisition LLC
                             (as of August 18, 1999)


                                Initial Officers
                                ----------------



Name                                 Title
----                                 -----

William Boyd                         President and Chief Executive Officer

Peni Garber                          Vice President and Secretary

Royce Yudkoff                        Vice President

Robert MacInnis                      Vice President

Charles A. Salderini                 Chief Operating Officer

Brad D. Bodenman                     Chief Financial Officer